Exhibit 10.17

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	June 1 through June 30

BALANCE SHEET

The Balance Sheet is to be completed on an accrual basis only. Pre-petition liabilities must be classified separately from post-petition obligations.

ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE OR SCHEDULED
CURRENT ASSETS
Unrestricted Cash and Equivalents	$119,572	$119,692
Restricted Cash and Cash Equivalents (see continuation sheet)	-	-
Accounts Receivable (Net)	16,184,275	16,184,275
Notes Receivable	-	-
Inventories	-	-
Prepaid Expenses	-	-
Professional Retainers	-	-
Other Current Assets: undeposited funds	-	150
TOTAL CURRENT ASSETS	16,303,847	16,304,117
PROPERTY & EQUIPMENT
Real Property and Improvements	-	-
Machinery and Equipment	1,605,276	1,605,276
Furniture, Fixtures and Office Equipment	318,574	318,574
Leasehold Improvements	-	-
Vehicles	504,774	504,774
Less: Accumulated Depreciation	(1,053,898)	(1,014,157)
TOTAL PROPERTY & EQUIPMENT	1,374,726	1,414,467
OTHER ASSETS
Amounts due from Insiders*			-
Other Assets (attach schedule)	12,039,828	12,039,828	-
TOTAL OTHER ASSETS	12,039,828	12,039,828	-
TOTAL ASSETS	29,718,401	29,758,412	-

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
LIABILITIES NOT SUBJECT TO COMPROMISE (Postpetition)
Accounts Payable	3,041	3,770
Taxes Payable (refer to FORM MOR-4)		-
Wages Payable		-
Notes Payable		-
Rent / Leases - Building/Equipment		-
Secured Debt / Adequate Protection Payments	354,869	344,762
Professional Fees		-
Amounts Due to Insiders*
Other Post-petition Liabilities (attach schedule)	-	-
TOTAL POST-PETITION LIABILITIES	357,910	348,532
LIABILITIES SUBJECT TO COMPROMISE (Pre-Petition)
Secured Debt	-	-
Priority Debt	-	-
Unsecured Debt	25,608,561	25,607,833
TOTAL PRE-PETITION LIABILITIES	25,608,561	25,607,833
TOTAL LIABILITIES	25,966,471	25,956,365
OWNERS' EQUITY
INVESTMENT BY PARENT	140,727,295	140,727,295	-
Additional Paid-In Capital	55,452,296	55,452,296	-
Partners' Capital Account		-	-
Owner's Equity Account		-	-
Retained Earnings - Pre-Petition	(192,201,190)	(192,201,190)	-
Retained Earnings - Post-petition	(226,471)	(176,354)
Adjustments to Owner Equity (attach schedule)		-	-
Post-petition Contributions (attach schedule)		-	-
NET OWNERS’ EQUITY	3,751,930	3,802,047	-
TOTAL LIABILITIES AND OWNERS' EQUITY	$29,718,401	$29,758,412	$-
*"Insider" is defined in 11 U.S.C. Section 101(31).

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	June 1 through June 30

ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
Other Current Assets
		-	-
		-	-
		-	-
		-	-
		-	-
Other Assets
11800 · N/R - Charys Holding	$11,419,828	$11,419,828	undetermined
11810 · N/R - Viasys	290,000	290,000	undetermined
11820 · N/R - CCI	200,000	200,000	undetermined
11830 · N/R - Ayin	130,000	130,000	undetermined
LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH		BOOK VALUE ON PETITION DATE
Other Post-petition Liabilities-

		$-
Adjustments to Owner’s Equity

Post-Petition Contributions

Restricted Cash: Cash that is restricted for a specific use and not available to fund operations.
Typically, restricted cash is segregated into a separate account, such as an escrow account.